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                                           EXHIBIT 4


                CERTIFICATE OF AMENDMENT

           OF THE CERTIFICATE OF INCORPORATION

                            OF

          ROCHESTER GAS AND ELECTRIC CORPORATION


                Under Section 805 of The
                Business Corporation Law


            ---------------------------------


        We, THOMAS S. RICHARDS and DAVID C. HEILIGMAN, a Senior Vice President and Secretary, respectively, of Rochester Gas and Electric Corporation, do hereby certify as follows:
        1. The name of the Corporation is Rochester Gas and Electric Corporation. The name under which it was originally incorporated was Rochester Railway and Light Company.
        2. The Agreement of Consolidation by which the Corporation was incorporated was filed in the office of the Secretary of State of the State of New York on June 11, 1904.
        3. The Certificate of Incorporation of the Corporation is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences, and limitations of the shares of a series of the Preferred Stock of the Corporation, to the extent not set forth in the Certificate of Incorporation, as fixed by the Board of Directors of the Corporation before issuance of such series, as follows:

      (i) A series of the Preferred Stock of the Corporation is hereby designated the 6.60% Preferred Stock, Series V ($100 Par Value). Such series shall consist of 250,000 shares and no more.
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     (ii)  The holders of the 6.60% Preferred Stock, Series V ($100 Par Value),
are entitled to receive, when and as declared by the Board of Directors, dividends from the surplus net profits of the Corporation at the rate of 6.60% per annum of the par value thereof and no more. Dividends on the 6.60% Preferred Stock, Series V ($100 Par Value), are payable the first days of
March, June, September and December of each year, commencing June 1, 1994, and are cumulative from the date of first issuance of shares of such series, and if not paid at the rate fixed in regard thereto, the deficiency is payable before any dividends are set apart for or paid upon the Preference Stock or the Common Stock. In the event of the issuance of any additional shares of the 6.60% Preferred Stock, Series V ($100 Par Value), subsequent to the date of first issuance of shares of such series, all dividends paid on the shares of such series prior to the issuance of such additional shares and all dividends declared payable to holders of record of shares of such series as of a date prior to such issuance shall be deemed to have been paid in respect of the additional shares so issued.

    (iii) The 6.60% Preferred Stock, Series V ($100 Par Value), or any part thereof, may not be redeemed prior to March 1, 2004.

           On or after March 1, 2004, the 6.60% Preferred Stock, Series V ($100 Par Value), or any part thereof, may be redeemed at the option of the Corporation, by the payment in cash for each share of stock to be so redeemed of an amount equal to 100% of the par value thereof, in addition to all dividends accumulated and unpaid thereon, and on giving at least thirty (but not more than ninety) days' notice by mail to the record holders thereof.

           If less than all the stock of said series shall be redeemed the stock to be so redeemed shall be determined by lot in such manner as the Board of Directors may determine and prescribe, by a bank or trust company selected for that purpose by such Board. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price), all dividends on the stock so called for redemption shall cease to accrue, and all rights of the holders thereof, except the right to receive the redemption price, plus all dividends accumulated and unpaid thereon to the redemption date, shall cease and determine; provided, however, that the Corporation may, after giving notice of any such redemption as hereinbefore provided, and, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company having its principal office in the State of New York, and designated in such notice of redemption, and, upon the making of such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, and notice of
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such right shall be included in the notice of redemption hereinabove provided for. In case the holder of shares of the 6.60% Preferred Stock, Series V ($100 Par Value), which shall have been redeemed, shall not within three years of the date of redemption thereof or the date of such deposit with a bank or trust company, whichever is earlier, claim the amount so deposited in trust for the redemption of such shares, such bank or trust company shall upon demand, pay over to the Corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof and the Corporation shall not be required to hold the amount so paid over to it, separate and apart from its other funds, and thereafter the holders of such shares of the 6.60% Preferred Stock, Series V ($100 Par Value), shall look only to the Corporation for payment of the redemption price thereof, without interest.

     (iv) In case of any liquidation or dissolution of the Corporation the holders of the 6.60% Preferred Stock, Series V ($100 Par Value), shall be paid in full both the par amount of their shares and the accumulated unpaid dividends thereon, before any amount is paid to the holders of the Preference Stock or the Common Stock.

      (v) So long as any shares of the 6.60% Preferred Stock, Series V ($100 Par Value), are outstanding, they shall be entitled to the benefits of a sinking fund as follows:

      (a) On March 1, 2004 and on each March 1 thereafter, to and including March 1, 2008, the Corporation shall redeem 12,500 shares of the 6.60% Preferred Stock, Series V ($100 Par Value), (or if less than 12,500 shares are then outstanding, such lesser number of shares), and on March
1, 2009, the Company shall redeem the balance of the shares then outstanding of the 6.60% Preferred Stock, Series V ($100 Par Value), out of funds legally available therefor, in each case at $100 per share plus all dividends accumulated and unpaid thereon, provided that full cumulative dividends upon the outstanding Preferred Stock of all Series for all past dividend periods and for the current dividend period shall have been paid or set aside for payment. Shares of the 6.60% Preferred Stock, Series V ($100 Par Value), purchased or acquired by the
Corporation (other than pursuant to subsection (iii) above or paragraph
(b) below) may, if and to the extent the Corporation determines, be credited to the Corporation's obligation set forth in the preceding sentence (to the extent not theretofore credited), and to the extent of any such credit the Corporation shall be relieved of that obligation.

      (b) In addition to the shares required to be redeemed pursuant to paragraph (a) above, the Corporation may, at its option, redeem up to 12,500 additional shares of the 6.60% Preferred Stock, Series V ($100 Par Value), at the same time and price and on the same terms and conditions as it redeems shares
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pursuant to paragraph (a) above.  This option shall not be cumulative, and the Corporation may not redeem more than 12,500 additional shares under this option on any March 1.

      (c) On and after March 1, 2004, dividends (whether in cash, stock, or otherwise) shall not be declared or paid, and distributions shall not be made, on any stock of the Corporation ranking junior to the 6.60%
Preferred Stock, Series V ($100 Par Value), as to assets or dividends, and the Corporation shall not purchase, redeem or otherwise acquire for value any shares of any such junior stock, unless, as of the time of any such dividend declaration or payment, distribution, purchase, redemption, or other acquisition, the Corporation shall have redeemed the aggregate number of shares of the 6.60% Preferred Stock, Series V ($100 Par Value), required to have been redeemed by then pursuant to paragraph (a) above, including any arrearages. Any failure to perform the Corporation's obligations set forth in paragraph (a) above shall have no consequences other than as set forth in this paragraph (c).

      (d) Not less than thirty nor more than ninety days' notice shall be given by mail to the record holders of the shares of the 6.60% Preferred Stock, Series V ($100 Par Value), being redeemed pursuant to paragraph (a) or
(b), above. The provisions set forth in the third paragraph of subsection (iii) above shall apply to redemptions made pursuant to paragraph (a) or (b) above.

     (vi) All shares of the 6.60% Preferred Stock, Series V ($100 Par Value), redeemed, purchased or otherwise acquired by the Corporation shall be cancelled, shall not be reissued as shares of the 6.60% Preferred Stock, Series V ($100 Par Value), and shall constitute authorized but unissued shares of the Preferred Stock.

        4. The amendment of the Certificate of Incorporation as set forth herein was authorized by the Board of Directors of the Corporation in accordance with Section 502(d) of the Business Corporation Law.

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        IN WITNESS WHEREOF, we have made and subscribed this Certificate and hereby affirm under the penalties of perjury that its contents are true on this 15th day of March, 1994.



                                       THOMAS S. RICHARDS
                              ------------------------------------
                                       Thomas S. Richards
                                      Senior Vice President



                                       DAVID C. HEILIGMAN
                              ------------------------------------
                                       David C. Heiligman
                                            Secretary



1-TQEX4.PRV